EXHIBIT 99.1
Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                         FOR MARCH OF TWO CENTS PER UNIT

                  Total for the First Quarter is $2.01 Per Unit


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     ROCKVILLE, MD, March 22, 2004 -- (AMEX/AII) The general partner of American
Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for March 2004 in the amount of two cents per unit regular cash flow. Holders of record on March 31, 2004 will receive this amount as part of the first quarter distribution which will be paid on May 3, 2004.


     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of $2.01 per unit for the first quarter of 2004 includes two cents per unit regular cash flow for January, February and March, plus $1.125 per unit mortgage and debenture proceeds for the month of January, plus 82.5 cents per unit mortgage and debenture proceeds for the month of February.

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